Exhibit 99.1

NRG Energy, Inc. Announces Offerings of
Senior Secured Notes and Senior Unsecured Notes

HOUSTON – September 24, 2025 – NRG Energy, Inc. (NYSE:NRG) announced today the commencement of concurrent offerings of (1) senior secured first lien notes (the “Secured Notes Offering”), consisting of (i) senior secured first lien notes due 2030 (the “2030 Notes”) and (ii) senior secured first lien notes due 2035 (the “2035 Notes” and, together with the 2030 Notes, the “Secured Notes”) and (2) senior unsecured notes (the “Unsecured Notes Offering” and, together with the Secured Notes Offering, the “Offerings”), consisting of (i) senior notes due 2034 (the “2034 Notes”) and (ii) senior notes due 2036 (the “2036 Notes” and, collectively with the 2034 Notes and the Secured Notes, the “Notes”).

The Notes will be guaranteed by each of NRG’s current and future wholly-owned U.S. subsidiaries that guarantee the term loans under NRG’s credit agreement. The Secured Notes will be secured by a first priority security interest in the same collateral that is pledged for the benefit of the lenders under NRG’s credit agreement, which collateral consists of a substantial portion of the property and assets owned by NRG and the guarantors.

NRG intends to use a portion of the net proceeds from the Offerings to partially fund the cash portion of the purchase price of its previously announced acquisition (the “LSP Acquisition”) of the issued and outstanding equity interests of Lightning Power, LLC, Linebacker Power Holdings, LLC, CSS Intermediate HoldCo, LLC and Jack County Power Development, LLC. In addition, NRG intends to use a portion of the net proceeds from the Secured Notes Offering to repay in full its $500 million aggregate principal amount of 2.000% senior secured first lien notes on the maturity date on December 2, 2025.

The consummation of the Secured Notes Offering is not conditioned upon the completion of the Unsecured Notes Offering or vice versa.

The Notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell any security, including the Notes, nor a solicitation for an offer to purchase any security, including the Notes. NRG does not intend to file a registration statement for the resale of the Notes.

About NRG

NRG Energy, Inc. is leading the future of energy—now. Our solutions power a smarter, brighter future by helping customers achieve today’s goals while solving for the challenges of tomorrow. Every day, we deliver innovative natural gas, electricity, and smart home solutions to customers large and small across North America.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “intend,” “expect,” “estimate,” “should,” “anticipate,” “forecast,” “plan,” “guidance,” “outlook,” “believe” and similar terms. Although NRG believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions; hazards customary in the power industry; the inability to close (or any delay in closing) the LSP Acquisition; and the other risks and uncertainties detailed in NRG’s most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC at www.sec.gov. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the SEC at www.sec.gov.

Contacts:

Investors:

Brendan Mulhern

Brendan.Mulhern@nrg.com

Media:

Ann Duhon

NRGMediaRelations@nrg.com